Exhibit 99.1

FOR IMMEDIATE RELEASE
METALICO EVP/COO TO SPEAK
AT MARCUM MICROCAP CONFERENCE

CRANFORD, NJ, June 13, 2012 – Michael J. Drury, Executive Vice President and Chief Operating Officer for PGM and Lead Operations of Metalico, Inc. (NYSE MKT: MEA), will present at the inaugural Marcum MicroCap Conference on June 20 at New York City’s Roosevelt Hotel.

Mr. Drury’s presentation will include a corporate overview and growth strategies and a look at current market conditions. He will speak to the conference at 4:30 p.m. and will also participate in one-on-one and small group meetings through the day.

The conference is held by Marcum LLP, one of the top ten auditors of U.S. public companies, and co-presented by CCG Investor Relations, a global investor relations consulting firm. Designed for investors interested in the micro-cap arena, it is expected to gather more than 500 participants, including institutional investors, mutual funds, hedge funds, wealth managers, and family offices. The event is free to attend for qualified investors.

About Metalico
Metalico, Inc. is a holding company with operations in three principal business segments: Ferrous and Non-Ferrous Scrap Metal Recycling, PGM and Minor Metals recycling, and Fabrication of Lead-Based Products. The Company operates 27 recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi and four lead fabricating plants in Alabama, Illinois, and California. Metalico’s common stock is traded on the NYSE MKT (formerly the NYSE Amex) under the symbol MEA.

Contact:	Metalico, Inc. Carlos E. Agüero Michael J. Drury info@metalico.com

186 North Avenue East Cranford, NJ 07016 (908) 497-9610 Fax: (908) 497-1097 www.metalico.com

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